Exhibit 99.1

Presbia PLC Appoints Dr. Gerd Auffarth to the Board of Directors

Dr. Mark Blumenkranz Transitions to the Presbia Medical Advisory Board

Dublin, Ireland, August 3, 2015 –The Board of Directors of Presbia PLC (NASDAQ: LENS), an ophthalmic device company and leader in near vision restoration, announced today that it has appointed Dr. Gerd Auffarth, M.D., Ph.D. to the board.  The board also announced the appointment of Dr. Mark Blumenkranz to the Presbia Medical Advisory Board.

Dr. Auffarth is Director of the International Vision Correction Research Centre (IVCRC) and The David J. Apple International Laboratory for Ophthalmic Pathology.  Dr. Auffarth has his M.D. degree from RWTH Aachen Medical School, Aachen University of Technology in Germany.  Dr. Auffarth’s core research is in cornea, corneal surgery, presbyopia, cataracts and intraocular lens implants.  His expertise is in IOL’s, multi-focal IOL’s, refractive laser technologies and presbyopia surgery.  Dr. Auffarth is considered a pioneer in Femtosecond laser surgery.  In an article published by The Ophthalmologist Dr. Auffarth was ranked among the top 20 ophthalmologists in the world.

Dr. Auffarth was quoted as follows:  “In my opinion, Presbia is the leading solution for the world’s population effected by presbyopia.  I am very impressed with the Presbia Microlens implants and have found patient outcomes, adaptation and lack of adverse events to be superior. I’m very proud to be joining the Presbia Board of Directors and in devoting myself to Presbia’s overall strategy, the successful launch outside the U.S. and in supporting the current U.S. clinical trials.”

Mark S. Blumenkranz, M.D., is the H.J. Smead Professor in the Department of Ophthalmology at Stanford University. He received his undergraduate and medical education at Brown University, and completed a residency in Ophthalmology at Stanford University and a fellowship in vitreoretinal diseases at the Bascom Palmer Eye Institute.  Dr. Blumenkranz transitions from the Presbia Board of Directors to join the Presbia Medical Advisory Board.  Dr. Blumenkranz was quoted as follows:  “I’ve enjoyed my association with Presbia as a Director for the past several years and look forward to my continued involvement through the Medical Advisory Board.”

Randy Thurman, Chairman of the Board, Presbia PLC said:  “We thank Dr. Blumenkranz for his prior service and continuing involvement through the Presbia Medical Advisory Board.  It is an honor to have Dr. Auffarth on our Board of Directors.  His decision to join underscores our goal of Presbia’s Microlens to meet the needs of millions of presbyopic patients worldwide.  His reputation is not only well established throughout Europe but his leadership in South Korea and other Asian countries, aligns perfectly with our commercialization strategy.”

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC

Monica Yamada, 323-860-4903

monica@presbia.com